UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 7, 2023

EVELO BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38473	46-5594527
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
620 Memorial Drive
Cambridge, Massachusetts 02139
(Address of principal executive offices) (Zip Code)
(617) 577-0300
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EVLO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.     Entry into a Material Definitive Agreement.

Private Placement

On July 7, 2023, Evelo Biosciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Investors”), pursuant to which the Company agreed to issue and sell an aggregate of 11,025,334 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) to the Investors in a private placement (the “Private Placement”) for aggregate gross proceeds of approximately $25.5 million, before deducting private placement expenses. The closing of the Private Placement, is subject to customary closing conditions and is expected to occur on or about on July 11, 2023 (the “Closing Date”).

Flagship Pioneering (“Flagship”) and FMR LLC, two of the Investors in the Private Placement, and their respective affiliates beneficially owned prior to the Private Placement, approximately 45.0% and 14.7%, respectively, of the Company’s outstanding Common Stock.

In addition, in connection with the Purchase Agreement, the Company agreed to enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with all of the Investors. Pursuant to the Registration Rights Agreement, the Company will agree to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) within 30 days after the Closing Date, for purposes of registering the resale of the Shares purchased by the Investors in the Private Placement, and any shares of Common Stock issued as a dividend or other distribution with respect to, in exchange for or in replacement of such Shares. The Company will agree to use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC within 45 days after the filing of such registration statement.

The Company has agreed to, among other things, indemnify each Investor, its officers, directors, members, managers, partners, trustees, employees and agents and other representatives, successors and assigns, and each other person, if any, who controls such Investor within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), under the registration statement against certain liabilities incident to the Company’s obligations under the Registration Rights Agreement.

The Private Placement is exempt from registration pursuant to Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving a public offering. The Investors have not acquired the securities with a view to or for sale in connection with any distribution thereof in violation of the Securities Act and appropriate legends have been affixed to the securities issued in this transaction.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Waiver and Amendment to Loan Agreement and Eleventh Extension of Standstill Agreement

On July 7, 2023, the Company and Horizon Technology Finance Corporation (“Horizon”), as collateral agent, entered into a Waiver and Amendment to the Venture Loan and Security Agreement and Eleventh Extension of Standstill Agreement (the “Amendment”). The Amendment amends the Venture Loan and Security Agreement, dated as of December 15, 2022 (the “Loan Agreement”), with Horizon, whereby Horizon agreed to forbear exercising remedies on specified potential defaults (which forbearance will cease to apply if specified conditions as set forth in the Amendment are not met), the Company granted a security interest over substantially all of the Company’s intellectual property, the Company will pay down on the Closing Date $5.0 million of the principal amount of the loans outstanding under the Loan Agreement, and Horizon will convert $5.0 million of the principal amount of the loans outstanding under the Loan Agreement into shares of Common Stock at a price per share equal to the price paid by the Investors in the Private Placement. The Company also amended the payment schedule and has agreed to prepay up to an additional $10.0 million of the principal amount of the loans outstanding under the Loan Agreement (plus applicable final payments) and Horizon agreed to convert up to an additional $10.0 million of the principal amount of the loans outstanding under the Loan Agreement into equity in the Company, in each case, concurrently with future sales of the Company’s equity securities, in amounts equal to 20% of the gross cash proceeds from such equity sales. Horizon further agreed to remove the existing $5.0 million cash financial covenant, and the Company agreed that, upon the failure to achieve specified performance milestones in the future, a $9.0 million cash and cash equivalents covenant would be imposed.

The Private Placement and Horizon’s conversion of loan indebtedness into shares of Common Stock are exempt from registration pursuant to Section 4(a)(2) of the Securities Act, as transactions by an issuer not involving a public offering. The Investors and Horizon have not acquired the securities with a view to or for sale in connection with any distribution thereof in violation of the Securities Act and appropriate legends have been affixed to the securities issued in these transactions.

The foregoing description of the Amendment and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Amendment , a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 3.02.    Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Private Placement and Horizon’s conversion of loan indebtedness into shares of Common Stock is incorporated by reference into this Item 3.02.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
Director Resignations
On July 7, 2023, each of Julie H. McHugh, John A. Hohneker, M.D., Iain B. McInnes, M.B.Ch.B., Ph.D., and Theodose Melas-Kyriazi notified the Company of such person’s resignation from the Board of Directors (the “Board”) of the Company and all associated committees, subject to and effective upon the consummation of the Private Placement. In each case, the resignation of each director was not the result of a disagreement with the Company. In connection with the foregoing resignations, the Board reduced its size from nine to seven directors subject to and effective upon the consummation of the Private Placement.
Jeffrey R. Moore Appointment
On July 7, 2023, upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), the Board appointed Jeffrey R. Moore to the Board as a Class I director to serve until the Company’s annual meeting of stockholders to be held in 2025 and until his successor is duly elected and qualified or his earlier death, disqualification, resignation or removal, subject to and effective upon the consummation of the Private Placement. Mr. Moore was also appointed as the Chair of the Audit Committee of the Board (the “Audit Committee”).
Mr. Moore has served as Senior Vice President, Facilities & Venture Debt at Flagship Pioneering (“Flagship”), a company that conceives, creates, resources, and develops first-in-category bioplatform companies to transform human health and sustainability since November 2021 and focuses on leading real estate and venture debt for the company. Prior to this, from June 2019 to November 2021, Mr. Moore served as Chief Financial Officer at Flagship Pioneering Labs, providing financial oversight to approximately 25 Flagship entities. Prior to joining Flagship, Mr. Moore served as Senior Vice President of Finance and Administration at Kaleido Biosciences, Inc., a pharmaceutical company, from June 2017 to June 2019, where he oversaw the company’s finance and accounting department as it transitioned to a public company. Mr. Moore has served in similar finance and administrative roles with a number of pharmaceutical companies, including Helicos BioSciences, Inc., Axcella Health, Inc. and PerSeptive Biosystems, Inc. Mr. Moore received a B.S. in agricultural economics from Cornell University and an M.B.A. from Vanderbilt University.
Alexander C. Reynolds Appointment
Also on July 7, 2023, upon the recommendation of the Nominating Committee, the Board appointed Alexander C. Reynolds to the Board as a Class III director to serve until the Company’s annual meeting of stockholders to be held in 2024 and until his successor is duly elected and qualified or his earlier death, disqualification, resignation or removal, subject to and effective upon the consummation of the Private Placement. Mr. Reynolds was also appointed as the Chair of the Nominating Committee and a member of the Audit Committee.
Mr. Reynolds serves as Chief Operating Officer, Pioneering Medicines at Flagship. He joined Flagship in May 2020 and is responsible for building the operations model and portfolio strategy for his department. Prior to his role at Flagship, from July 2007 to January 2020, Mr. Reynolds held various roles at Celgene Corporation, a pharmaceutical company, including as Corporate Vice President of the Global Project Leadership team responsible for late-stage development projects in oncology and immunology. Prior to his roles at Celgene, Mr. Reynolds also worked at the U.S. Treasury, The Carlyle Group and Morgan Stanley. Mr. Reynolds received an A.B. in politics from Princeton University and an M.B.A. from the University of Virginia Darden Graduate School of Business.

Each of Messrs. Moore and Reynolds is eligible to participate in the Company’s Non-Employee Director Compensation Program, which provides for, among other things: an annual cash retainer of $40,000 and, upon joining the Board, an option to purchase 2,000 shares (on a post-reverse stock split basis) of the Company’s Common Stock (the “Initial Equity Award”). Mr. Moore is eligible to receive an annual cash retainer of $15,000 for service as Chair of the Audit Committee, and Mr. Reynolds is eligible to receive an annual cash retainer of $7,500 for service as a member of the Audit Committee and an annual cash retainer of $8,000 for service as Chair of the Nominating Committee. The Initial Equity Award has an exercise price equal to the fair market value of a share of the Company’s Common Stock on the grant date, and will vest and become exercisable in thirty-six substantially equal monthly installments following the grant date, subject, to Mr. Moore’s and Mr. Reynold’s respective continued service on the Board through each applicable vesting date.
Each of Messrs. Moore and Reynolds is expected to enter into the Company’s standard indemnification agreement for directors and officers.

Item 7.01     Regulation FD Disclosure.

On July 10, 2023, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing the pricing of the Private Placement.

The information in this Item 7.01, including Exhibit 99.1 furnished hereunder, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Furthermore, the information in this Item 7.01, including Exhibit 99.1 furnished hereunder, shall not be deemed incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of July 7, 2023, by and among Evelo Biosciences, Inc. and the Investors named therein.

10.2†
Waiver and Amendment to Venture Loan and Security Agreement and Eleventh Extension of Standstill Agreement, dated as of July 7, 2023, by and among Evelo Biosciences, Inc., Horizon Technology Finance Corporation, as Collateral Agent, and the Lenders thereto.

99.1	Press Release, dated as of July 10, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will supplementally furnish copies of omitted schedules and exhibits to the SEC or its staff upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVELO BIOSCIENCES, INC.

Date: July 10, 2023	By:	/s/ Marella Thorell
Marella Thorell
Chief Financial Officer and Treasurer